EXHIBIT 10.5.1
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 9, 2005, by and among GLOBAL WATER RESOURCES, LLC, a Delaware limited liability company (“Global Resources”), GLOBAL WATER MANAGEMENT, LLC, a Delaware limited liability company (“Global Management”), GLOBAL WATER RESOURCES, INC., a Delaware corporation (“Global, Inc.”) (Global Resources, Global Management and Global, Inc. are individually and collectively, the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
RECITALS
          A. Bank extended to Borrower a revolving line of credit (“Revolving Loan”) in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00) pursuant to that certain Credit Agreement, dated July 7, 2005 (the “Original Credit Agreement”), and evidenced by that certain $10,000,000.00 Revolving Line of Credit Note, dated July 7, 2005 (the “Original Line of Credit Note”). The outstanding principal balance of the Revolving Loan as of the date hereof is $9,000,000.00.
          B. Bank extended to Borrower credit on a term basis (“Term Loan”) in the principal amount of Five Million and No/100 Dollars ($5,000,000.00) pursuant to the Original Credit Agreement, and evidenced by that certain $5,000,000.00 Term Note, dated July 7, 2005 (the “Term Note”). The outstanding principal balance of the Term Loan as of the date hereof is $5,000,000.00.
          C. The Revolving Loan and the Term Loan are secured by the collateral as more particularly referenced in Section 1.4 of the Original Credit Agreement.
          D. Borrower has requested, inter alia, that Bank (i) increase the maximum amount of the Revolving Loan to Thirty-Five Million and No/100 Dollars ($35,000,000.00), a portion of which shall be used to repay the Term Loan in full and (ii) otherwise modify the Loan pursuant to this Agreement.
          E. Lender is willing to so modify the Loan and the Loan Documents, and amend and restate the Original Loan Agreement subject to the terms and conditions herein.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:
ARTICLE I
CREDIT TERMS
     SECTION 1.1. LINE OF CREDIT.
     (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 9, 2007 (the “Maturity Date”), not to exceed at any time the aggregate principal amount of

Thirty-Five Million Dollars ($35,000,000.00) (“Line of Credit”), the proceeds of which shall be used to refinance existing debt (including, but not limited to, the Term Loan), working capital purposes and for the acquisition of utility companies. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by an amended and restated promissory note dated as of December 9, 2005 (“Line of Credit Note”), all terms of which are incorporated herein by this reference, which Line of Credit Note shall amend and restate the Original Line of Credit Note.
     (b) Limitation on Borrowings Prior to December 31, 2006. Prior to December 31, 2006, outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of five (5) times Annualized Recurring EBITDA (as defined in Section 4.9(b)) (the “Maximum Amount”) as determined accordance with the Borrowing Base Certificate attached hereto as Exhibit A, the terms of which are herein incorporated by this reference. If at any time the aggregate outstanding principal balance of the Line of Credit exceeds the Maximum Amount (the “Excess Borrowings”), Borrower shall pay to Bank the amount of any Excess Borrowings within 10 days of Borrower’s receipt of notice thereof.
     (c) Limitation on Borrowings On and After December 31, 2006. On and after December 31, 2006, outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of four (4) times Annualized Recurring EBITDA (as defined in Section 4.9(b)) (the “Maximum Amount”) as determined in accordance with the Borrowing Base Certificate attached hereto as Exhibit A, the terms of which are herein incorporated by this reference. If at any time the aggregate outstanding principal balance of the Line of Credit exceed the Maximum Amount (the “Excess Borrowings”), Borrower shall pay to Bank the amount of any Excess Borrowings within 10 days of Borrower’s receipt of notice thereof.
     (d) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Million Dollars ($5,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. No Letter of Credit shall have an expiration date subsequent to the Maturity Date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.
     (e) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit

Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.
     SECTION 1.2. INTEREST/FEES.
     (a) Interest. The outstanding principal balance of each credit subject hereto shall bear interest, and the amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.
     (b) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to .125% per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within 5 days after each billing is sent by Bank.
     (c) Letter of Credit Fees. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to one percent (1.00%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank’s standard fees and charges then in effect for such activity.
     SECTION 1.3. COLLATERAL.
     As security for all indebtedness of Borrower to Bank subject hereto, Global Resources hereby grants to Bank a security interests of first priority in the membership interests of Santa Cruz Water Company, LLC (“Santa. Cruz”) and Palo Verde Utility Company, LLC (“Palo Verde”), the common stock of Global Inc., and all of Global Resources’ accounts, other rights to payment, general intangibles, inventory and equipment.
     As security for all indebtedness of Borrower to Bank subject hereto, Global Resources shall cause Levine Investments Limited Partnership, Trevor Hill, Leo Commandeur, Dan Cracchiolo, Graham Symmonds, Cindy Liles and Andrew Cohn to grant to Bank a security interest of first priority in all of the membership interest of Global Resources.
     As security for all indebtedness of Borrower to Bank subject hereto, Global Management hereby grants to Bank a security interest of first priority in all of the accounts, other rights to payment, general intangibles, inventory and equipment of Global Management.
     As security for all indebtedness of Borrower to Bank subject hereto, Global Management shall cause Levine Investments Limited Partnership, Trevor Hill, Leo Commandeur, Dan Cracchiolo, Graham Symmonds, Cindy Liles and Andrew Cohn to grant to Bank a security interest of first priority in all of the membership interest of Global Management.
     As security for all indebtedness of Borrower to Bank subject hereto, Global, Inc. hereby grants to Bank a security interest of first priority in all of the accounts, other rights to payment, general intangibles, inventory and equipment of Global, Inc., and a first priority security interest in all of the common stock of Cave Creek Water Co. (“Cave Creek”), Pacer Equities Co. (“Pacer”) and Hassayampa Utility Company, Inc. (“Hassayampa”).
     All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals and collateral audits.
     In addition to the above, at such time as Borrower or any affiliate of Borrower acquires, forms or otherwise comes into ownership of a controlling interest in public utility companies not otherwise referenced in this Agreement (each, a “New Company”), Borrower shall promptly execute such assignment documents (in form substantially similar to those executed in connection with this Agreement) pledging the member interest, shareholder interest or partner interest, as applicable, in such New Company to Bank as additional collateral for the Loan and to perform such other and further acts and execute and deliver any and all such other and further instruments as may be required or reasonably requested by Bank to establish, maintain and protect the respective rights and remedies of Bank with respect to such New Company.
     SECTION 1.4. GUARANTIES.
     (a) Guarantees. All indebtedness of Borrower to Bank hereunder shall be guaranteed jointly and severally by (i) William S. Levine (the “Levine Guaranty”) and (ii) Levine Investments Limited Partnership (“Levine Investments”), as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.
     (b) Bank agrees to provide each of the guarantors hereunder with notice of any event of default of Borrower hereunder, with such notice to be sent to the address provided for William S. Levine as set forth in Section 7.2 hereof.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.
     SECTION 2.1. LEGAL STATUS GLOBAL RESOURCES. Global Resources is a limited liability company, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Global Resources.
     SECTION 2.2. LEGAL STATUS GLOBAL MANAGEMENT. Global Management is a limited liability company, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Global Management.
     SECTION 2.3. LEGAL STATUS GLOBAL, INC. Global, Inc. is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Global, Inc.
     SECTION 2.4. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.
     SECTION 2.5. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of any Articles of Organization, Operating Agreement, Articles of Incorporation or By-Laws of Borrower, as applicable, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound, which could have a material adverse effect.
     SECTION 2.6. LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower or any subsidiary or affiliate of Borrower, other than that certain pending condemnation case between the Town of Cave Creek, Arizona and Cave Creek Water Company and Pacer Equities Company, case no. CV2005-005882.
     SECTION 2.7. CORRECTNESS OF FINANCIAL STATEMENT. The financial statements of Borrower dated August 31, 2005, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct in all material respects and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower, that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of their respective assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.
     SECTION 2.8. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of income tax payable by Borrower with respect to any year, other than current year’s taxes not yet due and payable.
     SECTION 2.9. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.10. PERMITS, FRANCHISES. Each of Borrower possesses, and will hereafter possess, all material permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it, to conduct the business in which it is now engaged in compliance with applicable law.
     SECTION 2.11. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); none has violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by it (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by such entity, each has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.
     SECTION 2.12. OTHER OBLIGATIONS. Borrower is not in default on any material obligation for borrowed money, any material purchase money obligation or any other material lease, commitment, contract, instrument or obligation.
     SECTION 2.13. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of such entity’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. To Borrower’s knowledge, none of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower does not have a material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.
ARTICLE III
CONDITIONS
     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:
     (a) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed.
(i)	This Agreement;

(ii)	Amended and Restated Revolving Line of Credit Note;

(iii)	UCC Financing Statements (Borrower);

(iv)	UCC Financing Statement (William S. Levine, Leo Commandeur, Trevor Hill, Daniel Crachhiolo, Levine Investments, Graham Symmonds, Cindy Liles and Andrew Cohn);

(v)	Limited Liability Certificate: Borrowing (Global Water Resources, LLC);

(vi)	Limited Liability Certificate: Borrowing (Global Water Management, LLC)

(vii)	Corporate Resolution: Borrowing (Global Resources, Inc.);

(viii)	Amended and Restated Security Agreement (Borrower);

(ix)	Collateral Assignment of Membership Interest with respect to Global Water Resources, LLC;

(x)	Collateral Assignment of Membership Interest with respect to Global Water Management, LLC;

(xi)	Stock Pledge Agreement (with stock power) with respect to Global Water Resources, Inc.;

(xii)	Stock Pledge Agreement (with stock power) with respect to Cave Creek Water Co.;

(xiii)	Stock Pledge Agreement (with stock power) with respect to Pacer Equities Co.;

(xiv)	Stock Pledge Agreement (with stock power) with respect to Hassayampa Utility Company, Inc.;

(xv)	Collateral Assignment of Membership Interest with respect to Santa Cruz Water Company, LLC and Palo Verde Utility Company, LLC;

(xvi)	Guaranty: William S. Levine;

(xvii)	Guaranty: Levine Investments Limited Partnership;

(xviii)	Partnership Certificate: Levine Investments Limited Partnership: Guaranty Pledge Collateral;

(xix)	Such other documents as Bank may reasonably require under any other Section of this Agreement.
     (b) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.
ARTICLE IV
AFFIRMATIVE COVENANTS
     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:
     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.
     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower, with such inspection to be at Bank’s sole cost and expense unless such inspection is requested by Bank following an Event of Default hereunder, upon reasonable prior notice and with Borrower’s supervision.
     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:
     (a) not later than 120 days after and as of the end of each fiscal year, audited and consolidated and consolidating financial statements of Borrower and its subsidiaries;
     (b) not later than 45 days after and as of the end of each calendar quarter a financial statement of Borrower, prepared by Borrower, to include quarterly consolidated and consolidating financial statements of Borrower and its subsidiaries;
     (c) not later than 120 days after and as of the end of each fiscal year, a financial statement of Levine Investments, prepared by Levine Investments, with such financial statement to include balance sheet and income statement;
     (d) not later than 30 days after filing but in no event later than November 15, of each year, a copy of William S. Levine’s federal income tax return with all schedules, including K-1s attached;
     (e) not later than 120 days after and as of the end of each fiscal year, the personal financial statement of William S. Levine, with such financial statement to include balance sheet and income statement;
     (f) not later than 45 days after and as of the end of each fiscal quarter or at any time there is a material change in Borrower’s cash flow, a borrowing base certificate in the form attached hereto as Exhibit A the terms of which are incorporated herein by this reference;
     (g) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer or member of Borrower in the form of Exhibit B attached hereto and incorporated herein by this reference, that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and
     (h) from time to time such other information as Bank may reasonably request
     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its and their business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower’s continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its Borrower’s business.
     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, Santa Cruz, Palo Verde, Cave Creek, Pacer and Hassayampa including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect. Bank acknowledges that Borrower’s current insurance is satisfactory to Bank.
     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.
     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank’s reasonable satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.
     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $200,000.00.
     SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition, on a consolidated basis (such consolidation, for purposes of these covenants, to include Borrower and its subsidiaries and its subsidiaries, if any), as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined quarterly, commencing with Borrower’s and Guarantor’s financial statements for the period ending September 30, 2005:
     (a) Net Worth. Net Worth not at any time less than $20,000,000.00, with “Net Worth” defined as total equity.
     (b) Annualized Recurring EBITDA Coverage. Annualized Recurring EBITDA Coverage Ratio as of each fiscal quarter end not less than 1.50 to 1.0, with “Annualized Recurring EBITDA” defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense; provided, however, Bank shall exclude from the foregoing calculation the amount of any “impact fees” and any expenses related thereto, and any cash flows pledged to any entity other than Bank for the fiscal quarter then ended multiplied by four (4). “Annualized Recurring EBITDA Coverage Ratio” defined as Annualized Recurring EBITDA divided by the aggregate of annualized interest expense based on the most recent fiscal quarter plus current maturities of long-term debt. If Borrower acquires a utility company during the term of any credit hereunder, Borrower’s Annualized Recurring EBITDA shall be adjusted to include the Annualized Recurring EBITDA of the acquired entity which shall be subject to adjustment and qualification by Bank.
     (c) Total Senior Funded Debt to Annualized Recurring EBITDA. Total Senior Funded Debt to Annualized Recurring EBITDA not greater than 5.00 to 1.0 at any time prior to December 31, 2006 and 4.0 to 1.0 at any time thereafter. As used herein “Total Senior Funded Debt” defined as the sum of all obligations for borrowed money plus all capital lease obligations of Borrower less subordinated debt, and with Annualized Recurring EBITDA defined in Section 4.9(b).
     SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default (as defined in Section 6.1 hereof), or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s property in excess of an aggregate of $200,000.00; or (e) the need for any capital improvements for any subsidiary of Borrower that become reasonably necessary in order to properly serve existing or future customers within the areas described within the respective certificates of convenience and necessity (the “Necessary Capital Improvements”).
ARTICLE V
NEGATIVE COVENANTS
     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not, and Borrower, will not without Bank’s prior written consent:
     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.
     SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, or (c) indebtedness to Levine Investments Limited Partnership that is subordinated to Bank, with such subordination evidenced by and subject to the terms of a subordination agreement in form and substance satisfactory to Bank.
     SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity (except for acquisitions within the water or wastewater utility industry); nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.
     SECTION 5.4 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.
     SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in excess of $200,000.00 in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and (b) for acquisitions within the water and wastewater utility industry.

     SECTION 5.6. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof, or assets obtained in future acquisitions within the water or wastewater industry utility industry that have not been previously pledged to Bank as collateral for any indebtedness created hereunder.
ARTICLE VI
EVENTS OF DEFAULT
     SECTION 6.1. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:
     (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents. Notwithstanding anything to the contrary in this Agreement, any failure by Borrower to pay any principal, interest, fees or other amounts when due shall not constitute an Event of Default until the expiration of a period of (i) 10 days from the occurrence of any such default arising from the failure to make such required payment.
     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.
     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days after written notice from Bank of its occurrence, provided that if the default is of such a nature that it cannot be cured within such thirty (30) day period, such period shall be extended to a period not exceeding ninety (90) days so long as Borrower diligently pursues such cure during such period as extended.
     (d) Any default in the payment or performance of any material obligation beyond any applicable cure period, or any defined event of default, under the terms of any material contract or instrument (other than any of the Loan Documents) pursuant to which Borrower any guarantor hereunder or any general partner or joint venturer in any Borrower which is a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity other than Bank.
     (e) Any default in the payment or performance of any obligation beyond any applicable cure period, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder or any general partner or joint venturer in any Borrower which is a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to Bank.
     (f) The filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor. Any such lien, judgment, levy, or other matter set forth in this Section 6.1(e) shall not be deemed a default hereunder unless (i) such matter is in excess of $200,000.00, and (ii) such matter is not paid, discharged, satisfied, bonded over, or otherwise disposed of to Bank’s reasonable satisfaction within 20 days of such event.
     (g) Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor, or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.
     (h) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.
     (i) Borrower or Borrower’s members shall not have funded any Necessary Capital Improvements, in a manner and in an amount reasonably satisfactory to Bank in Bank’s reasonable discretion within twenty (20) days following Borrower’s notice to Bank pursuant to Section 4.10.
     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII
MISCELLANEOUS
     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.
     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	Deer Valley Financial Centre
22601 N. 19th Avenue, Suite 210
Phoenix, AZ 85027
Telecopy: 623-580-9659
Attn: Trevor Hill

And	William S. Levine
1702 East Highland, Suite 310
Phoenix, AZ 85016
Telecopy: 602-248-0884

With copy to:	Powell, Goldstein, Frazer & Murphy, LLP
191 Peachtree Street, N. E.
Sixteenth Floor
Atlanta, GA 30303
Telecopy: 404-572-6999
Attn: William B. Shearer, Jr., Esq.

BANK:	Wells Fargo Bank, National Association
100 W. Washington Street
MAC S4101-251
Phoenix, AZ 85003
Telecopy: 602-378-2350
Attn: Curtiss C. Smith, Vice President
or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) postal business days after deposit in the U.S. mail, first class and postage prepaid; (c) if sent by telecopy, upon receipt; and (d) if sent by overnight delivery, upon the earlier of the date of receipt or 1 postal business day.
     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Bank immediately upon demand the full amount of all reasonable payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank’s continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank’s rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity. No such payment shall be due if Bank is at fault with respect to such matter, Bank has breached this Agreement, the Credit Agreement, or any of the documents entered into as contemplated or required by the Credit Agreement, or in the event of Bank’s gross negligence or willful misconduct. There shall likewise be no payment due if it is determined that Bank wrongfully asserted a claim for enforcement or collection pursuant to subsection (b) above.
     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank’s prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.
     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.
     SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.
     SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.
     SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.
     SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.
     SECTION 7.11. JOINT AND SEVERAL LIABILITY. As used in this Section 7.11, the term “Joint Credit” shall mean the Line of Credit subject to this Agreement.
     (a) Each Borrower has determined and represents to Bank that it is in its best interests and in pursuance of its legitimate business purposes to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of the other Borrowers, the availability of the commitments provided for herein benefits each Borrower, and advances and other credit extensions made hereunder will inure to the benefit of Borrowers, individually and as a group.
     (b) Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts, after giving effect to any rights of contribution or subrogation which may be available to such Borrower, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.
     (c) Each Borrower agrees that it is jointly and severally liable to Bank for, and each Borrower agrees to pay to Bank when due the full amount of, all indebtedness now existing or hereafter arising to Bank under or in connection with the Joint Credit and all modifications, extensions and renewals thereof, including without limitation all advances disbursed to any Borrower under the Joint Credit, all interest which accrues thereon and all fees, costs and expenses chargeable to any Borrower in connection therewith.
     (d) The liability of each Borrower for the Joint Credit shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any of the Joint Credit is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.
     (e) Each Borrower authorizes Bank, without notice to or demand on such Borrower, and without affecting such Borrower’s liability for the Joint Credit, from time to time to: (a) alter, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the liabilities and obligations of any other Borrower to Bank on account of any of the Joint Credit; (b) take and hold security from any other Borrower for the payment of any of the Joint Credit, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any guarantors of any of the Joint Credit, or any other party obligated thereon; and (e) apply payments received by Bank from the any other Borrower to indebtedness of such other Borrower to Bank other than the Joint Credit.
     (f) Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from any other Borrower on a continuing basis financial and other information pertaining to such other Borrower’s financial condition, and each Borrower agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect its risks hereunder Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by Bank in any manner.
     (g) Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security held from any other Borrower or any other person; (iii) pursue any other remedy in Bank’s power; (iv) apply payments received by Bank from any other Borrower to any of the Joint Credit; or (v) mate any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any of the Joint Credit.
     (h) Each Borrower waives any defense to its liability for the Joint Credit based upon or arising by reason of: (i) any disability or other defense of any other Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the liability of any other Borrower for the Joint Credit; (iii) any lack of authority of any officer, director, partner, agent or other person acting or purporting to act on behalf of any other Borrower or any defect in the formation of any other Borrower; (iv) the application by any other Borrower of the proceeds of any of the Joint Credit for purposes other than the purposes intended or understood by Bank or any Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any other Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any other Borrower; (vi) any impairment of the value of any interest in any security for any of the Joint Credit, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the obligations or liabilities of any other Borrower for any of the Joint Credit, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of any other Borrower for any of the Joint Credit, including increase or decrease of the rate of interest thereon. Until the Joint Credit and all indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, no Borrower shall have any right of subrogation. Each Borrower waives all rights and defenses it may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any of the Joint Credit, destroys its rights of subrogation or its rights to proceed against any other Borrower for reimbursement, or (B) any loss of rights it may suffer by reason of any rights, powers or remedies of any other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower’s indebtedness for any of the Joint Credit. Until the Joint Credit and all indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.
     (i) If any of the waivers herein is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.
     (j) It is the position of the Borrowers that each Borrower benefits from the Joint Credit that have been made available by Bank under this Agreement and from each extension of credit thereunder, regardless of whether such credit is disbursed to a joint account of Borrowers or to or for the account of any Borrower.

     SECTION 7.12. AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Original Loan Agreement. This Agreement supersedes the Original Loan Agreement and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.
     SECTION 7.13. ARBITRATION.
     (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.
     (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Arizona selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.
     (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.
     (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Arizona or a neutral retired judge of the state or federal judiciary of Arizona, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Arizona and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Arizona Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.
     (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.
     (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.
     (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.
     (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.
BORROWER:

GLOBAL WATER RESOURCES, L.L.C. a Delaware limited liability company		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ William S. Levine	By:	/s/ Curtiss C Smith

	William S. Levine, Manager		Curtiss C Smith, Vice President

GLOBAL WATER MANAGEMENT LLC, a Delaware limited liability company

By:	/s/ William S. Levine

William S. Levine, Manager

GLOBAL WATER RESOURCES, INC., a Delaware corporation

By:	/s/ Trevor Hill

Trevor Hill, President

EXHIBIT A
BORROWING BASE CERTIFICATE

EXHIBIT A (1 of 2)
Borrowing Base Certificate
Global Water Resources LLC, a Delaware limited liability company, Global Water Management, LLC, an Arizona limited liability company, and Global Water Resources, Inc., a Delaware corporation, individually and collectively the “Borrower” to that certain Credit Agreement dated November 1, 2005, (herein together with all amendments and modifications, if any, called the “Agreement”), by and between the Borrower and Guarantor named therein and Wells Fargo Bank, National Association, hereby certifies that Borrower has prepared the Borrowing Base Certificate in accordance with the terms of the Agreement for the reporting period ending: 9-30-05

				Annualized
	Quarterly	Less:	Eligible	Eligible
	EBITDA	Ineligible	EBITDA	EBITDA
Calculation of Eligible EBITDA (Section 4.9 (b))
Santa Cruz Water Company, LLC	$1,587,420	$—	$1,587,420	$6,349,680
Palo Verde Utility Company, LLC	$511,821	$—	$511,821	$2,047,284
Cave Creek Water Company, Inc.	$193,447	$—	$193,447	$773,788
Global Water Management, LLC	$120,406	$—	$120,406	$481,624
Global Water Resources, LLC	$836,810	$836,810	$—	$—
		$—	$—	$—
Acquisitions:		$—	$—	$—
		$—	$—	$—
		$—	$—	$—

Totals	$3,249,904	$836.810	$2,413,094	$9,652,376

Worksheet Variance				604

Calculation of Borrowing Base (Sections 1.1 (b) and Sections 1.1©

Maximum Multiple of 5.0:1 prior to 12-31-06				5.0
Maximum Multiple of 4.0:1, on and after 12-31-06.

Gross Margined EBITDA(A)				$48,261,880

RLC Borrowing Base (the lesser of $35,000,000 or A).				$35,000,000

Less: Term Loan Balance (Wells 04-04)				$5,000,000
Less. RLC Balance (Wells 07-05)				$6,519,498
Less: Issued Letters of Credit (Sonoran)				$1,000,000

Remaining RLC Availability				$22,480,502

Negative Availability requires repayment of principal
Borrowing Base Certificate
Borrower by its undersigned officer, hereby certifies that the foregoing represents a true and accurate calculation of the Borrowing Base, calculated in accordance with the Agreement and that Borrower remains in compliance with all the terms of the Agreement. Borrower will provide an updated Borrowing Base Certificate in the event that there is any material change with regard to Total or Eligible EBITDA. Annualized Recurring EBITDA from newly acquired companies may be included in the Borrowing Base, subject to Banks’ adjustment and qualification.
Dated this 19th day of DECEMBER, 2005.

Global Water Resources, LLC			Global Water Resources, Inc.

by:	/s/ Trevor Hill		by:	/s/ Trevor Hill
	its:	PRESIDENT		its:	PRESIDENT

Global Water Management, LLC

by:	/s/ Trevor Hill
	its:	PRESIDENT

EXHIBIT A (2 of 2)
COMPLIANCE CERTIFICATE WORKSHEET

Net Worth
GWR, LLC	$30,590,199
GWM, LLC	$61,279

Total	$30,651,478

	GWR, LLC	GWM, LLC	Total

Senior Funded Debt
Total Liabilities	$72,722,907	$712,506	$73,435,413
Less A/P	$3,448,756	$42,962	$3,491,718
Less: Other Non-contractual debt	$57,754,653	$669,544	$58,424,197

	$11,519,498	$—	$11,519,498
Less: Subordinated Debt (LILP)	$—	$—	$—

Senior Debt (Wells)	$11,519,498	$—	$11,519,498

Quarterly EBITDA
Combined recurring utility company EBITDA

	Profit Before	Subordinated	All other	Depreciation
Quarterly EBITDA	Taxes	Debt Interest	Interest	& Amortization	EBITDA
GWR, LLC Consolidated	$2,019,513	$—	$211,043	$898,943	$3,129,499
GWM, LLC	$120,301		$—	$255	$120,558
Less: Infrastructure Revenue					$1,325,876
Plus: Infrastructure Expenses					$489,066
Quarterly Subtotal					$2,413,245
Annualized Eligible EBITDA					$9,652,980
Cash paid Subordinated Debt Interest and All other Interest paid equals Total Cash Interest Paid

EXHIBIT B
Compliance Certificate
Global Water Resources LLC, a Delaware limited liability company, Global Water Management LLC, an Arizona limited liability company, and Global Water Resources, Inc., a Delaware Corporation, individually and collectively the “Borrower” to that certain Credit Agreement dated November 1, 2005, (herein together with all amendments and modifications, if any, called the “Agreement”), by and between the Borrower and Guarantor named therein and Wells Fargo Bank, National Association, hereby certifies that Borrower has prepared the Compliance Certificate in accordance with the terms of the Agreement for the reporting period ending: 9/30/2005
Minimum Net Worth not less than $20,000,000 (Section 4.9 (a))
Net Worth not at any time less than $20,000,000, with “Net Worth” defined as total members’ equity.

At or above $20,000,000		Compliance
Measured at each fiscal quarter end beginning 9/30/05	Actual	Yes/No
Net Worth	$30,651,478	Yes
Annualized Recurring EBITDA Coverage Required (Section 4.9 (b))
Measured on a annualized basis (last fiscal quarter) with Annualized Recurring EBITDA Coverage of not less than 1.50:1

At or above 1.50:1			Compliance
Measured at each fiscal quarter end beginning 9/30/05		Actual	Yes/No
Annualized Recurring EBITDA	$9,652,980	5.017	Yes
Prior Period Current Portion of Long Term Debt	$1,080,000
Annualized Total Cash Interest Paid	$844,172
Senior Funded Debt to Annualized Recurring EBITDA Required (Section 4.9 (c))
Measured on an annualized basis (last fiscal quarter), with “Senior Funded Debt divided by “Annualized Recurring EBITDA” not to exceed 5.0:1 at any time prior to December 31, 2006, then reducing to no greater than 4.0:1 at anytime on or after December 31, 2006.

Less than 5.0:1			Compliance
Measured at each fiscal quarter beginning 9/30/05		Actual	Yes/No
Senior Funded Debt	$11,519,498	1.193	Yes
Annualized Recurring EBITDA	$9,652,980
Financial Statements and Covenant Compliance Certificate
Borrower by its undersigned officer, hereby certifies that the foregoing represents a true and accurate calculation of the financial covenants, calculated in accordance with the Agreement. The undersigned further certifies that the financial statements of Borrower for the reporting period has been prepared in accordance to generally accepted accounting practices consistently applied and fairly sets forth the financial condition of Borrower as the date hereto and the results of operations for the period then ending.
Dated this 19th day of DECEMBER, 2005.

Global Water Resources, LLC		Global Water Resources, Inc.

by:	/s/ Trevor Hill	by:	/s/ Trevor Hill

	its: President		its: President

Global Water Management, LLC

by:	/s/ Trevor Hill

its: President

EXHIBIT A (1 of 2)
Borrowing Base Certificate
Global Water Resources LLC, a Delaware limited liability company, Global Water Management, LLC, an Arizona limited liability company, and Global Water Resources, Inc., a Delaware Corporation, individually and collectively the “Borrower” to that certain Credit Agreement dated November 1, 2005, (herein together with all amendments and modifications, if any, called the “Agreement”), by and between the Borrower and Guarantor named therein and Wells Fargo Bank, National Association, hereby certifies that Borrower has prepared the Borrowing Base Certificate in accordance with the terms of the Agreement for the reporting period ending: 9-30-05

				Annualized
	Quarterly	Less:	Eligible	Eligible
	EBITDA	Ineligible	EBITDA	EBITDA

Calculation of Eligible EBITDA (Section 4.9 (b))
Santa Cruz Water Company, LLC	$1,587,420	$—	$1,587,420	$6,349,680
Palo Verde Utility Company, LLC	$511,821	$—	$511,821	$2,047,284
Cave Creek Water Company, Inc.	$193,447	$—	$193,447	$773,788
Global Water Management, LLC	$120,406	$—	$120,406	$481,624
Global Water Resources, LLC	$836,810	$836,810	$—	$—
		$—	$—	$—
Acquisitions:		$—	$—	$—
		$—	$—	$—
		$—	$—	$—

Totals	$3,249,904	$836,810	$2,413,094	$9,652,376

Worksheet Variance				604

Calculation of Borrowing Base (Sections 1.1 (b) and Sections 1.1 ©

Maximum Multiple of 5.0:1 prior to 12-31-06				5.0
Maximum Multiple of 4.0:1, on and after 12-31-06.

Gross Margined EBITDA (A)				$48,261,880

RLC Borrowing Base (the lesser of $35,000,000 or A).				$35,000,000

Less: Term Loan Balance (Wells 04-04)				$5,000,000
Less: RLC Balance (Wells 07-05)				$6,519,498
Less: Issued Letters of Credit (Sonoran)				$1,000,000

Remaining RLC Availability				$22,480,502
Negative Availability requires repayment of principal
Borrowing Base Certificate
Borrower by its undersigned officer, hereby certifies that the foregoing represents a true and accurate calculation of the Borrowing Base, calculated in accordance with the Agreement and that Borrower remains in compliance with all the terms of the Agreement. Borrower will provide an updated Borrowing Base Certificate in the event that there is any material change with regard to Total or Eligible EBITDA.
Annualized Recurring EBITDA from newly acquired companies may be included in the Borrowing Base, subject to Banks’ adjustment and qualification.
Dated this 19th day of DECEMBER, 2005.

Global Water Resources, LLC		Global Water Resources, Inc.

by:	/s/ Trevor Hill	by:	/s/ Trevor Hill

	its: PRESIDENT		its: PRESIDENT

Global Water Management, LLC

by:	/s/ Trevor Hill

its: President

EXHIBIT A (2 of 2)
COMPLIANCE CERTIFICATE WORKSHEET

Net Worth
GWR, LLC	$30,590,199
GWM, LLC	$61,279

Total	$30,651,478

Senior Funded Debt	GWR, LLC	GWM, LLC	Total
Total Liabilities	$72,722,907	$712,506	$73,435,413
Less A/P	$3,448,756	$42,962	$3,491,718
Less: Other Non-contractual debt	$57,754,653	$669,544	$58,424,197

	$11,519,498	$—	$11,519,498

Less: Subordinated Debt (Illegible)	$—	$—	$—

Senior Debt (Wells)	$11,519,498	$—	$11,519,498

Quarterly EBITDA
Combined recurring utility company EBITDA

	Profit Before	Subordinated	All other	Depreciation
Quarterly EBITDA	Taxes	Debt Interest	Interest	& Amortization	EBITDA
GWR, LLC Consolidated	$2,019,513	$—	$211,043	$898,943	$3,129,499
GWM, LLC	$120,301		$—	$255	$120,556
Less: Infrastructure Revenue	Illegible	Illegible	Illegible	Illegible	$1,325,876
Plus: Infrastructure Expenses	Illegible	Illegible	Illegible	Illegible	$489,066
Quarterly Subtotal	Illegible	Illegible	Illegible	Illegible	$2,413,245
Annualized Eligible EBITDA	Illegible	Illegible	Illegible	Illegible	$9,652,980
Cash paid Subordinated Debt Interest and All other Interest paid equals Total Cash Interest Paid

EXHIBIT B
COMPLIANCE CERTIFICATE

EXHIBIT B
Compliance Certificate
Global Water Resources LLC, a Delaware limited liability company, Global Water Management LLC, an Arizona limited liability company, and Global Water Resources, Inc., a Delaware Corporation, individually and collectively the “Borrower” to that certain Credit Agreement dated November 1, 2005, (herein together with all amendments and modifications, if any, called the “Agreement”), by and between the Borrower and Guarantor named therein and Wells Fargo Bank, National Association, hereby certifies that Borrower has prepared the Compliance Certificate in accordance with the terms of the Agreement for the reporting period ending: 9/30/2005
Minimum Net Worth not less than $20,000,000 (Section 4.9 (a))
Net Worth not at any time less than $20,000,000, with “Net Worth” defined as total members’ equity.

At or above $20,000,000		Compliance
Measured at each fiscal quarter end beginning 9/30/05	Actual	Yes/No
Net Worth	$30,651,478	Yes
Annualized Recurring EBITDA Coverage Required (Section 4.9 (b))
Measured on a annualized basis (last fiscal quarter) with Annualized Recurring EBITDA Coverage of not less than 1.50:1

At or above 1.50:1			Compliance
Measured at each fiscal quarter end beginning 9/30/05		Actual	Yes/No
Annualized Recurring EBITDA	$9,652,980	5.017	Yes
Prior Period Current Portion of Long Term Debt	$1,080,000
Annualized Total Cash Interest Paid	$844,172
Senior Funded Debt to Annualized Recurring EBITDA Required (Section 4.9 (c))
Measured on an annualized basis (last fiscal quarter), with “Senior Funded Debt divided by “Annualized Recurring EBITDA” not to exceed 5.0:1 at any time prior to December 31, 2006, then reducing to no greater than 4.0:1 at anytime on or after December 31, 2006.

Less than 5.0:1			Compliance
Measured at each fiscal quarter beginning 9/30/05		Actual	Yes/No
Senior Funded Debt	$11,519,498	1.193	Yes
Annualized Recurring EBITDA	$9,652,980
Financial Statements and Covenant Compliance Certificate
Borrower by its undersigned officer, hereby certifies that the foregoing represents a true and accurate calculation of the financial covenants, calculated in accordance with the Agreement. The undersigned further certifies that the financial statements of Borrower for the reporting period has been prepared in accordance to generally accepted accounting practices consistently applied and fairly sets forth the financial condition of Borrower as the date hereto and the results of operations for the period then ending.
Dated this 19th day of DECEMBER, 2005.

Global Water Resources, LLC		Global Water Resources, Inc.

by:	/s/ Trevor Hill	by:	/s/ Trevor Hill

	its: PRESIDENT		its: PRESIDENT

Global Water Management, LLC

by:	/s/ Trevor Hill

its: PRESIDENT